Exhibit 10.26

RECEIVABLES FINANCING AGREEMENT

dated as of

June 19, 2020

among

Corona Diagnostics LLC,

Todos Medical USA

and

Todos Medical Ltd.,

As Borrower,

and

Toledo Advisors L.L.C.,

As Lender

RECEIVABLES FINANCING AGREEMENT

This Receivables Financing Agreement (as amended, restated, supplemented or otherwise modified, this “Agreement”) is entered into between Toledo Advisors L.L.C., a Nevada limited liability company with its principal place of business at 641 5th Street, Lakewood, NJ 08701 (together with its successors, the “Lender”), and Corona Diagnostics LLC, a Nevada limited liability company (the “Testing Sub”), Todos Medical USA, a Nevada corporation (the “Holding Company”), and Todos Medical Ltd., an Israeli corporation (the “Parent” and jointly and severally with Testing Sub and the Holding Company, the “Borrower”), each with a mailing address of 45 Wall Street, Suite 920, New York, NY 10005, as of the 19th day of June, 2020 (the “Effective Date”).

Article 1 - DEFINITIONS

Section 1.1 Certain Defined Terms

The following terms used in this Agreement shall have the following meanings, applicable both to the singular and the plural forms of the terms defined. As used in this Agreement:

“1933 Act” is defined in Section 6.14 hereof.

“1934 Act” is defined in Section 6.13 hereof.

“Affiliate” means, as applied to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with, such Person, or is a family member related by birth or marriage. For purposes of this definition only, “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of equity interests, by contract, or otherwise; provided, however, that, in any event: (i) any Person who owns directly or indirectly fifty percent (50%) or more of the securities having ordinary voting power for the election of directors or other members of the governing body of a Person or fifty percent (50%) or more of the partnership, member or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed to control such Person; (ii) each director (or manager) of a Person shall be deemed to be an Affiliate of such Person; and (iii) each partnership or joint venture in which a Person is a partner or joint venturer shall be deemed to be an Affiliate of such Person.

“Applicable Rate” means the greater of (i) 12% per annum, or (ii) 30% of the Anticipated Margin presented to the Lender in connection with a Draw Request, such calculation to be made by the Lender in good faith and which calculation shall be binding on the parties absent manifest error.

“Anticipated Margin” means an estimate of the anticipated gross margins for the applicable receivable financed with a Draw.

“Bankruptcy Code” means Title 11 of the United States Code (11 USC, § 101 et seq), as amended from time to time, and any successor statute thereto, including (unless the context requires otherwise) any rules or regulations promulgated thereunder.

“Borrower” is defined in the preamble of this Agreement.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close in New York, New York.

“Capital Lease” means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

“Change of Control” means in respect of any Person (i) the replacement of a majority of the directors or managers who constituted the Board of Directors or the managing body on the Effective Date for any reason other than death or disability, and such replacement shall not have been approved by the Board of Directors or managing body as constituted on the Effective Date; or (ii) a Person or Persons acting in concert, as a result of a tender or exchange offer, privately negotiated purchase or purchases, exercise of the stock pledge, death of a shareholder or otherwise, shall have become the “beneficial owner” (within the meaning of Rule 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended from time to time) of securities of Borrower representing more than fifty percent (50%) of the combined voting power of the outstanding securities of Borrower ordinarily having the right to vote in the election of directors or managers; provided, however, that (x) any action taken to replace members of the Board of Directors of Borrower by or at the direction of Lender or any Affiliate, or (y) any acquisition or purchase of equity securities of Borrower by Lender or an Affiliate, or the acquisition or purchase of equity securities of Borrower as a result of the sale, transfer or other disposition of such securities by Lender or an Affiliate shall not be deemed to be a Change of Control for purposes of this Agreement.

“Closing Date” means the date of this Agreement.

“Contingent Obligations” mean any agreement, undertaking or arrangement by which any Person assumes, guaranties, endorses, agrees to provide funding, or otherwise becomes or is contingently liable upon the obligation or liability of any other Person.

“Controlled Account” means that certain account agreed to by the Borrower and Lender as of the date hereof.

“Default Rate” means an interest rate per annum equal to six hundred basis points (6%) above the Applicable Rate then in effect.

“Draws” means all draws, advances and disbursements under the Receivables Financing Facility.

“Draw Credit Maximum Amount” means $25,000,000.

“Draw Loan Maturity Date” means, with respect to each Draw, the earlier to occur of (a) the day that is ninety days following the day such Draw was funded by the Lender and (b) the day that the receivable, the financing for which such Draw was requested, is paid.

“Draw Request” is defined in Section 2.4 hereof.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute thereto, including without limitation (unless the context otherwise requires), any rules or regulations promulgated thereunder.

“Event of Default” means an event described in Article 7 hereof.

“FINRA” is defined in Section 6.12 hereof.

“Foreign Subsidiary” means any Subsidiary that is incorporated or organized outside of the United States of America.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board, the American Institute of Certified Public Accountants and the Financial Accounting Standards Board as in effect from time to time in the United States consistently applied.

“Governmental Authority” means any nation or government, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government, including any authority or other quasi-governmental entity established to perform any of such functions.

“Governmental Rule” means any law, rule, regulation, ordinance or other pronouncement of any Governmental Authority.

“Hazardous Materials” mean (i) substances and wastes of other materials that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances,” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity to humans, animals, wildlife or plants, or “EP toxicity,” (ii) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (iii) flammable substances, explosives or radioactive materials, and (iv) asbestos in any form or (v) polychlorinated biphenyls, whether or not contained within electrical equipment, in concentrations in excess of 50 parts per million.

“Indebtedness” means, at any time, (i) all indebtedness, obligations or other liabilities (other than accounts payable arising in the ordinary course of business payable on terms customary in the trade) which in accordance with GAAP should be classified as liabilities on the balance sheet of such Person, including without limitation, (A) for borrowed money or evidenced by debt securities, debentures, acceptances, notes or other similar instruments, and any accrued interest, fees and charges relating thereto, (B) under profit payment agreements or in respect of obligations to redeem, repurchase or exchange any securities or to pay dividends in respect of any stock, (C) with respect to letters of credit, bankers acceptances, interest rate swaps or other contracts, currency agreement or other financial products, (D) to pay the deferred purchase price of property or services, or (E) in respect of Capital Leases; (ii) all indebtedness, obligations or other liabilities secured by a lien on any property, whether or not such indebtedness, obligations or liabilities are assumed by the owner of the same; and (iii) all Contingent Obligations.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, receivership, assignment for the benefit of creditors, formal or informal moratorium, forbearance, composition, extension generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Intellectual Property” means all now owned or hereafter acquired right, title and interest in trade names, trademarks, trade secrets, service marks, data bases, software and software systems, including source and object codes, information systems, discs, tapes, customer lists, telephone numbers, credit memoranda, goodwill, patents, patent applications, patents pending, copyrights, royalties, literary rights, licenses and franchises.

“IRC” or “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute thereto, including (unless the context requires otherwise) any rules or regulations promulgated thereunder.

“Irrevocable Transfer Agent Instructions” is defined in Section 6.16 hereof.

“Legal Counsel Opinion” is defined in Section 6.14 hereof.

“Legal Requirements” means, collectively, as to any Person, the articles of incorporation, bylaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, including any Governmental Rule, any requirement under any permit, and any determination of any Governmental Authority, in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its property is subject.

“Lender” is defined in the preamble of this Agreement.

“Lien” means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from any mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment (collateral or otherwise), hypothec, deposit arrangement, security agreement, conditional sale, trust receipt, lease, consignment, or bailment for security purposes, judgment, claim encumbrance or statutory trust and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting real property.

“Loan Documents” mean this Agreement, the Notes, the Pledge Agreement, the Security Agreements and any other agreements, instruments, and certificates executed in connection herewith or contemplated hereby, as the same may be amended, restated or otherwise modified and in effect from time to time.

“Material Adverse Effect” means, at any time, any event, development or circumstance that has or could reasonably be expected to have a material adverse effect in respect of Borrower upon (i) the business, assets, operations, prospects or condition (financial or otherwise) of any Borrower and/or (ii) the ability of Borrower to perform any of its obligations under the Loan Documents to which it is a party.

“Notes” means all promissory notes evidencing Draws under the Receivables Financing Facility, as such promissory notes may be amended, restated, supplemented or otherwise modified from time to time.

“Obligations” means all obligations of Borrower to pay principal, interest and fees on all Draws, all fees and charges payable hereunder, and all other payment obligations of Borrower arising under or in relation to this Agreement or any Loan Document executed in connection herewith, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired.

“Payment Date” means, in the case of each Draw, the first Business Day of each month, and if not previously paid in full, at maturity (whether by acceleration or otherwise) of such Draw.

“Permitted Contest” means the right of Borrower to contest or protest any Lien, taxes (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (i) a reserve with respect to such obligation is established on Borrower’s books and records in such amount as is required under GAAP, (ii) any such protest is instituted promptly and prosecuted diligently by Borrower in good faith, and (iii) Lender is satisfied in reasonable discretion, that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of Lender’s Liens.

“Permitted Liens” mean (i) any Liens held by Lender or Affiliates of Lender from time to time, (ii) Liens for unpaid taxes that either are not yet delinquent, or do not constitute an Event of Default hereunder and are the subject of a Permitted Contest, (iii) the interests of lessors under operating leases, (iv) Liens securing purchase money Indebtedness or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness, (v) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, or laborers, incurred in the ordinary course of Borrower’s business and not in connection with the borrowing of money, and which Liens either (A) are for sums not yet delinquent, or (B) are the subject of Permitted Contests, (vi) Liens arising from deposits made in connection with obtaining worker’s compensation or other unemployment insurance, (vii) Liens or deposits to secure performance of bids, tenders, or leases incurred in the ordinary course of Borrower’s business and not in connection with the borrowing of money, (viii) Liens granted as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of Borrower’s business, and (ix) Liens resulting from any judgment or award that is not an Event of Default hereunder.

“Permitted Purchase Money Indebtedness” means secured or unsecured purchase money Indebtedness (including obligations under Capital Leases) incurred to finance the acquisition of fixed assets or equipment, if such Indebtedness (i) has a scheduled maturity and is not due on demand, (ii) does not exceed the purchase price of the items being purchased, and (iii) is not secured by any property or assets other than the item or items being purchased.

“Permitted Third-Party Financing” is defined in Section 6.5 hereof.

“Person” means any individual, corporation, firm, enterprise, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company or any other entity of any kind or any government or political subdivision or any agency, department or instrumentality thereof.

“Pledge Agreement” means the Equity Pledge Agreement delivered by the Holding Company to the Lender on or about the date hereof.

“Principal Market” means the Over the Counter Bulletin Board, the OTCQB Market, any principal market operated by the OTC Markets Group, Inc. or any successor to such markets.

“Receivables Financing Facility” is defined in Section 2.1 hereof.

“Requirements of Law” means, as to any Person, the charter and by-laws or other organization or governing documents of such Person, and any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, including without limitation, the Securities Act of 1933, the Securities Exchange Act of 1934, Regulations T, U and X, ERISA, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act, Americans With Disabilities Act of 1990, and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or permit or environmental, labor, employment, occupational safety or health law, rule or regulation.

“SARS CoV-2 Testing Business” is defined in Section 2.2(f) hereof.

“Security Agreements” means, collectively, the Security Agreements delivered by each Borrower to the Lender on or about the date hereof.

“Solvent” means, with respect to any Person, that at the time of determination: (i) the fair market value of its assets is in excess of the total amount of its liabilities (including, without limitation, Contingent Obligations); (ii) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; (iii) it is then able and expects to be able to pay its debts (including, without limitation, contingent debts and other commitments) as they mature; and (iv) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

“Subsequent Financing” is defined in Section 6.17 hereof.

“Subsidiary” of a Person means any corporation, partnership, limited liability company or other entity, in each case, whether now existing or hereafter created, in which such Person directly or indirectly owns or controls the securities or other ownership interests having ordinary voting power to elect a majority of the board of directors, or appoint managers or other persons performing similar functions.

“Term” is defined in Section 2.1(c) hereof.

“UCC” means the Nevada Uniform Commercial Code, as in effect from time to time.

“Voidable Transfer” is defined in Section 8.12 hereof.

Section 1.2 Other Definitional Provisions and Construction

(a)	Any terms used in this Agreement or in any Loan Document that are defined in the UCC shall have the meanings given such terms therein, unless otherwise defined herein. Any accounting terms used in this Agreement or in any Loan Document and not specifically defined herein shall be construed in accordance with the respective meanings given to such terms under GAAP. When used herein, the term “financial statements” shall include the notes and schedules thereto.

(b)	Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, and the term “including” is not limiting, the words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Any reference in this Agreement or in the other Loan Documents to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable. Any reference herein to any Person shall be construed to include such Person’s successors and assigns.

(c)	All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

Article 2 - THE RECEIVABLES FINANCING Facility AND TERMS OF REPAYMENT

Section 2.1 The Receivables Financing Facility

(a)	Lender, subject to the terms and conditions hereof, will make a discretionary revolving receivables financing facility (the “Receivables Financing Facility”) available to the Borrower in an aggregate principal amount not to exceed the Draw Credit Maximum Amount. The Receivables Financing Facility is revolving, and Draws repaid may be re-borrowed subject to the terms hereof. The Borrower acknowledges and agrees that the Receivables Financing Facility is a discretionary facility and nothing herein shall obligate the Lender to fund any Draw or otherwise extend credit hereunder.

(b)	Borrower unconditionally promises to pay when due the principal amount of each Draw, all unpaid interest accrued thereon and all other Obligations incurred by it, in accordance with the terms of this Agreement and the other Loan Documents.

(c)	The availability of the Receivables Financing Facility shall begin as of the date hereof and terminate on the earlier of (i) the fifth anniversary of the date hereof and (ii) the date on which more than $25,000,000 in aggregate principal amount has been advanced hereunder (the “Term”). Except as set forth herein, expiration of the Term shall not affect any of the obligations of the Borrower hereunder or under the Note. The Borrower acknowledges and agrees that the Receivables Financing Facility extended hereby is an exclusive facility for the Term hereof, and that Borrower may not refinance or replace the same until the Term has expired; provided, that the Borrower may seek Permitted Third-Party Financing in accordance with Section 6.5 hereof.

Section 2.2 Draws

(a)	The aggregate principal amount of all Draws outstanding at any one time shall not exceed the Draw Credit Maximum Amount.

(b)	Interest shall accrue on the unpaid aggregate principal balance of each Draw at an interest rate per annum, subject to the terms and conditions hereof, equal to the Applicable Rate. All interest accruing on each Draw shall be due and payable on the applicable Draw Loan Maturity Date.

(c)	The principal sum of each Draw shall be due and payable on the applicable Draw Loan Maturity Date. Repayment may, at the Lender’s election, be made by the Lender’s application of amounts held in the Controlled Account towards amounts due and owing hereunder.

(d)	The Borrower’s obligations under each Draw shall be evidenced by the issuance of a Note, dated the date of such Draw, in substantially in the form of Exhibit 2.2 attached hereto, in the principal amount of such Draw.

(e)	If the Lender elects to fund the same, the proceeds of a Draw shall be funded by the Lender into the Controlled Account.

(f)	The net proceeds of each Draw shall be used solely to (i) acquire raw materials, testing supplies and related equipment necessary to further (A) the Borrower’s SARS-CoV-2/COVID-19 testing business or (B) the resale of SARS-CoV-2/COVID-19 testing supplies and (ii) pay fees to Provista Diagnostics in respect of diagnostic services related to such business (the “SARS CoV-2 Testing Business”).

Section 2.3 Provisions Applicable to Draws

(a)	Upon the occurrence of any Event of Default, Draws shall, to the extent not prohibited under applicable law, bear interest at the Default Rate.

(b)	If applicable, interest, fees and other charges hereunder each shall be calculated on a 365-day year basis and shall be based on the actual number of days which elapse during the interest calculation period, and shall compound monthly.

Section 2.4 Draw Requests

(a)	Subject to the provisions of this Agreement, with respect to any Draw requested hereunder, Borrower may elect to request a Draw not later than 11:00 a.m., New York City time, two (2) Business Days prior to the date any such Draw is to be effective.

(b)	Draw Requests shall (i) be in form and substance substantially similar to Exhibit 2.5 attached hereto (a “Draw Request”), (ii) be accompanied by the Borrower’s good faith calculation of the Anticipated Margin, and (iii) include a certification from the Borrower that, as of the date of such Draw Request, all representations and warranties of the Borrower contained herein remain true and accurate, no Event of Default exists, the Borrower is Solvent, no event has occurred or failed to occur that could reasonably be expected to result in a Material Adverse Effect, and the other conditions of Section 4.2 hereof are satisfied. Upon and as a condition to the funding of each Draw, the Borrower shall deliver to the Lender (x) a Note in the principal amount of such Draw, (y) a prime purchase order or contract evidencing the Borrower’s agreement with its vendor, and (z) a purchase order or contract evidencing its customers’ intent to purchase such products. Each Draw shall be sent directly from the Controlled Account to the respective vendor corresponding to each prime purchase order or contract.

Article 3– PAYMENTS, PREPAYMENTS

Section 3.1 Prepayment

Borrower shall not have the option to prepay any Draw, in whole or in part, except as set forth in the Notes.

Section 3.2 Mandatory Prepayment

If at any time the aggregate principal amount of all Draws exceeds the Draw Credit Maximum Amount then in effect, then Borrower shall immediately pay to Lender such difference, which shall be applied to the Draws, in inverse order of maturity.

Section 3.3 Method of Payment

All payments of principal, interest, fees and commissions hereunder shall be made, without setoff, deduction or counterclaim, in immediately available funds to Lender at Lender’s address specified in writing by Lender to Borrower, by 2:00 p.m. (New York City time) on the date when due. Further, at Lender’s election, repayment may be made by the Lender’s application of amounts set forth in the Controlled Account towards amounts due and owing hereunder.

Article 4 - CONDITIONS PRECEDENT

Section 4.1 Conditions Precedent to First Draw

This Agreement shall not become effective, and Lender shall not be obligated to fund the first Draw hereunder, until such time as all of the following conditions shall have been satisfied:

(i) Lender shall have received from Borrower each of following items in form and substance reasonably satisfactory to Lender: this Agreement, a closing certificate (which shall contain authorizing resolutions, certified copies of the certificate of incorporation, bylaws, operating agreement and other organizational documents of each Borrower), the Pledge Agreement, the Security Agreements, each duly executed where appropriate and each in form and substance reasonably satisfactory to Lender;

(ii) An agent of the Lender shall have been granted signatory authority over the Controlled Account.

(iii) The Lender and the Borrower shall have entered into a Heter Iska in form and substance satisfactory to the Lender.

(iv) No representation or warranty of the Borrower contained herein or in any other Loan Document shall be false or misleading in any material respect; and

(v) No event shall have occurred or failed to occur that could reasonably be expected to result in a Material Adverse Effect.

Section 4.2 Conditions Precedent to Subsequent Draws

(a) In requesting any subsequent Draw hereunder, the Borrower shall be deemed to certify to the Lender as follows:

(i) The representations and warranties of the Borrower set forth herein and in the Loan Documents shall be true and correct in all material respects on and as of such date with the same effect as though such warranty or representation had been made on and as of such date, except to the extent that such warranty or representation is stated to expressly relate solely to an earlier date;

(ii) The Borrower shall have materially complied and shall then be in compliance with all the terms, covenants and conditions of this Agreement and the Loan Documents which are binding upon them, and no Event of Default shall have occurred and be continuing on such date or after giving effect to the requested Draw;

(iii) No event shall have occurred or failed to occur that could reasonably be expected to result in a Material Adverse Effect;

(iv) No Event of Default or event that, with the giving of notice or passage of time would constitute an Event of Default, shall have occurred; and

(v) Lender shall have received a Draw Request not less than two (2) Business Days before the requested date of such Draw.

Article 5 – REPRESENTATIONS AND WARRANTIES

In order to induce Lender to enter into this Agreement and to make the Receivables Financing Facility available to the Borrower, each Borrower, jointly and severally, hereby represents and warrants to the Lender that each of the following statements is true and correct:

Section 5.1 Organization and Authority

Each Borrower (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (ii) has all requisite power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now conducted, and (iii) is not doing business or conducting any activity in any jurisdiction in which it is not duly qualified and authorized to do business, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 5.2 Authorization

All necessary corporate action has been taken in order to duly authorize Borrower’s execution and delivery of this Agreement and the other Loan Documents and the performance by the Borrower of its obligations hereunder; (b) this Agreement and the other Loan Documents constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms; (c) the execution of this Agreement and the other Loan Documents and the performance by the Borrower of its obligations hereunder and thereunder (i) are within the organizational powers of Borrower, and (ii) do not and will not conflict with, result in any breach of any of the provisions of, constitute a default under, or result in the creation of any Lien (other than a Permitted Lien) upon any property of Borrower under the provisions of any, agreement, charter instrument, bylaw, or other instrument to which Borrower is a party or by which it may be bound; and (d) there are no limitations in any indenture, contract, agreement, mortgage, deed of trust or other agreement or instrument to which Borrower is now a party or by which Borrower may be bound with respect to the payment of any Indebtedness, or, to the extent applicable, the ability of Borrower to incur Indebtedness, including any agreements or instruments to be executed in connection with this Agreement.

Section 5.3 Compliance with Law

The Borrower:

(i)	is not in violation of any Requirements of Law which violation is reasonably likely to have a Material Adverse Effect; and/or

(ii)	has not failed to obtain any licenses, permits, franchises or other governmental or environmental authorizations necessary to the ownership of the Borrower’s properties or to the conduct of its or their business, which violation or failure is reasonably likely to have a Material Adverse Effect.

Section 5.4 Litigation; Adverse Effects

Except as disclosed in Borrower’s Form 20-F, filed on June 15, 2020 with the Securities and Exchange Commission, there is no action, suit, audit, proceeding, investigation or arbitration (or series of related actions, suits, proceedings, investigations or arbitrations) pending before or by any Governmental Authority or private arbitrator or, to the knowledge of Borrower, threatened against Borrower or any property thereof (i) challenging the validity or the enforceability of any provision of this Agreement, or any other Loan Document or (ii) which has had, shall have or is reasonably likely to have a Material Adverse Effect. Borrower is not subject to or in default with respect to any final judgment, writ, injunction, restraining order or order of any nature, decree, rule or regulation of any court or Governmental Authority, which individually or in the aggregate shall have or is likely to have a Material Adverse Effect.

Section 5.5 Solvency

After giving effect to all Indebtedness of the Borrower on the Closing Date (including without limitation all Contingent Obligations) and such other dates as Draws are requested hereunder, the Borrower is Solvent.

Section 5.6 Consent

Neither the nature of Borrower or any of its or their business or properties, nor any relationship between or among Borrower and any other Person, nor any circumstance in connection with the execution of this Agreement, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person on the part of Borrower as a condition to the execution and delivery of this Agreement and the other Loan Documents, other than those consents, approvals, authorizations or filings that have been obtained or made.

Section 5.7 No Liens

The Borrower (a) has an indefeasible interest in all personal property which it has an interest, free and clear of any Liens, except Permitted Liens, and (b) has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property whether now owned or hereafter acquired to be subject to a Lien, except Permitted Liens. The Borrower does not own any real property.

Section 5.8 Indebtedness

The Borrower has no material Indebtedness outstanding other than Indebtedness set forth in its Form 20-F for the fiscal year ended December 31, 2019.

Section 5.9 Intellectual Property

The Borrower owns or has the legal and valid right to use all Intellectual Property necessary for the present and planned operation of its business without any known conflict with the rights of others, free from any Lien or encumbrance, other than Permitted Liens and free of any restrictions material to the operation of its business as presently conducted.

Section 5.10 Disclosure

None of this Agreement, the Loan Documents, any disclosure pursuant to the Securities and Exchange Act of 1934, as amended, and/or any certificate furnished to the Lender by the Borrower in connection with the transactions contemplated herein contains any untrue statement of any material fact or omits to state any material fact necessary to make the statements herein or therein not misleading under the circumstances in which such statements were made. As of the Closing Date, there is no fact known to the Borrower which has not been disclosed to the Lender and which could reasonably be expected to have a Material Adverse Effect.

Article 6 - covenants

Each Borrower, jointly and severally, covenants that on and after the date of this Agreement through the Term hereof, or (if later) for so long as any Indebtedness provided for herein remains unpaid or any Note remains outstanding:

Section 6.1 Payment of Taxes and Claims

Borrower shall pay (a) all taxes, estimated payments, assessments and governmental charges or levies imposed upon the Borrower and its property or assets or in respect of any of its franchises, businesses, income or property when due; and (b) all claims of materialmen, mechanics, carriers, warehousemen, landlords, bailees and other like persons, (including without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien upon property or assets of the Borrower, other than for Permitted Contests.

Section 6.2 Place of Business; Books and Records

(a)	The Borrower shall, (i) maintain the same principal place of business and chief executive office in existence as of the Effective Date; (ii) deliver to Lender at least thirty (30) days prior to the occurrence of any of the following events, written notice of such impending events: (A) a change in the principal place of business or chief executive office, and (B) a change in name, identity or structure; and (iii) remain organized in the state or jurisdiction of its incorporation or formation as of the Effective Date.

(b)	The Borrower shall at all times keep accurate and complete records of its assets and finances in accordance with GAAP, and at all reasonable times and from time to time, shall allow Lender promptly following receipt of written notice (not to be delivered more than one time each calendar year other than during the continuance of an Event of Default), by or through any of its officers, agents, attorneys or accountants, to examine, inspect and make extracts from such books and records.

Section 6.3 Maintenance; Certain Covenants

The Borrower shall (i) maintain its property in a condition comparable to that on the date hereof, except for normal wear and tear and routine maintenance and obsolescence in the ordinary course of business; (ii) do or cause to be done all things reasonably necessary to maintain its status as duly organized and existing, and in good standing, under the laws of the state of its organization; (iii) conduct continuously and operate actively its business and take all actions reasonably necessary to enforce and protect the validity of any Intellectual Property material to the business of the Borrower; and (iv) not be in violation of any Requirements of Law, which violation is reasonably likely to have a Material Adverse Effect.

Section 6.4 Negative Pledge on Accounts Receivable

The Borrower shall not cause or permit or permit to exist or agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise), any Accounts (as defined in the UCC) of the Testing Sub, whether now owned or hereafter acquired, to become subject to a Lien, or to otherwise be transferred or sold. The Lender is hereby authorized to file one or more Uniform Commercial Code Financing Statements noting the restrictions of this Section 6.5.

Section 6.5 Indebtedness

The Testing Sub shall not, directly or indirectly, create, incur, assume, guarantee, or otherwise become or remain liable with respect to any Indebtedness, except for Indebtedness to Lender hereunder; provided, that, in the event that the Lender elects not to provide a Draw requested by the Borrower hereunder, the Testing Sub may seek financing for such requested amount from third-party sources if such financing is expressly subordinate to all Obligations hereunder in form and substance reasonably satisfactory to the Lender (“Permitted Third-Party Financing”).

Section 6.6 Financial Information and Reporting

Borrower shall deliver to Lender, immediately upon becoming aware of the existence of any Event of Default or breach of any term or conditions of this Agreement or any Loan Document, a written notice specifying the nature and period of existence thereof and what action Borrower is taking or proposes to take with respect thereto.

Section 6.7 Fundamental Changes; Asset Transfers

(a)	The Borrower shall not merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve.

(b)	The Borrower shall not sell, transfer, lease, license or otherwise dispose of, in one transaction or a series of transactions: (i) assets representing all or substantially all the assets of any Borrower (other than to another Borrower); and/or (ii) assets material to the conduct of business of any Borrower.

Section 6.8 Transactions with Affiliates

The Borrower shall not sell, lease, license or otherwise transfer any assets to, or purchase, lease, license or otherwise acquire any assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions that are at prices and on terms and conditions not less favorable to the Borrower than those that would prevail in arm’s-length transactions with unrelated third parties, (b) issuances by the Borrower of equity and receipt by the Borrower of capital contributions, (c) compensation and indemnification of, and other employment arrangements with, directors, officers and employees of the Borrower, (d) any transaction determined by a majority of the disinterested directors of the applicable Person’s board of directors to be fair to the applicable Person, and (e) any transaction with respect to which the fair market value of the related property or assets, nor the consideration therefor, exceeds $50,000.

Section 6.9 Exclusivity

During the Term, the Testing Sub shall not finance any purchase of raw materials for the SARS-CoV-2 Testing Business, or finance any purchase of raw materials to be used for resale, by our through any source other than the Lender or any Permitted Third-Party Financing source in compliance with the provisions of Section 6.6 hereof. During the Term, all of the Borrower’s and its Affiliates’ SARS-CoV-2 Testing Business shall be conducted exclusively by the Testing Sub.

Section 6.10 Controlled Account

On Closing, an agent of the Lender shall be granted joint authority over the Controlled Account for purposes of (i) funding Draws into such Controlled Account, (ii) remitting payments from such Controlled Account in accordance with the use of proceeds set forth in Section 2.2(f) hereof and (iii) applying amounts set forth in such Controlled Account towards the Obligations hereunder. The Borrower shall not remove the Lender’s agent as an authorized party with respect to the Controlled Account or otherwise frustrate the Lender’s disbursements and applications of amounts set forth in such Controlled Account as set forth herein. The Borrower shall cause the Bank at which such Controlled Account is held to require authorization from each of an agent of the Lender and an agent of the Borrower to withdraw or disburse funds from the Controlled Account. The Borrower shall not open or maintain any other account for the purpose of conducting its and its Affiliates’ SARS-CoV-2 Testing Business other than the Controlled Account, and the Borrower shall take any and all actions necessary to ensure that the proceeds of the SARS-CoV-2 Testing Business are deposited in the Controlled Account.

Section 6.11 Compliance with Laws

The Borrower shall comply in all material respects with all applicable Legal Requirements for the operation of its business, except to the extent that (i) the necessity of compliance therewith is contested in good faith by appropriate proceedings or (ii) the failure to so comply could not reasonably be expected to result in any Material Adverse Effect.

Section 6.12 Listing

The Parent will, so long as the Lender holds any unpaid Note, maintain the listing and trading of its ordinary shares on the Principal Market or any equivalent replacement exchange or electronic quotation system (including but not limited to the Pink Sheets electronic quotation system) and will comply in all respects with the Parent’s reporting, filing and other obligations under the bylaws or rules of the Financial Industry Regulatory Authority (“FINRA”) and such exchanges, as applicable. The Parent shall promptly provide to the Lender copies of any notices it receives from the Principal Market and any other exchanges or electronic quotation systems on which the ordinary shares is then traded regarding the continued eligibility of the ordinary shares for listing on such exchanges and quotation systems.

Section 6.13 Compliance with 1934 Act

The Parent will, so long as the Lender holds any unpaid Note, comply with the reporting requirements of the Securities Exchange Act of 1934 (the “1934 Act”); and the Parent shall continue to be subject to the reporting requirements of the 1934 Act.

Section 6.14 Legal Counsel Opinions

Upon the request of the Lender from to time to time, the Parent shall be responsible (at its cost) for promptly supplying to the Parent’s transfer agent and the Lender a customary legal opinion letter of its counsel (the “Legal Counsel Opinion”) to the effect that the resale of the Conversion Shares (as defined in the Note) by the Lender or its Affiliates, successors and assigns is exempt from the registration requirements of the Securities Act of 1933 (the “1933 Act”) pursuant to Rule 144 thereunder (provided the requirements of Rule 144 are satisfied and provided the Conversion Shares are not then registered under the 1933 Act for resale pursuant to an effective registration statement). Should the Parent’s legal counsel fail for any unjustified reason to issue the Legal Counsel Opinion, the Lender may (at the Parent’s cost) secure another legal counsel to issue the Legal Counsel Opinion, and the Parent will instruct its transfer agent to accept such opinion. The Parent hereby agrees that it may never take the position that it is a “shell company” in connection with its obligations under this Agreement or otherwise.

Section 6.15 Piggy Back Rights

Until such time as any ordinary shares of the Parent issuable to the Lender upon conversion of the Note are freely transferable pursuant to Rule 144 of the Securities Act, the Parent hereby grants to the Lender the piggyback registration rights set forth on Exhibit 6.15 hereto.

Section 6.16 Transfer Agent Instructions

Within thirty (30) days of the date hereof, Parent shall issue irrevocable instructions to the Parent’s transfer agent to issue certificates, registered in the name of the Lender or its nominee, upon conversion of any Note, representing the Conversion Shares, in such amounts as specified from time to time by the Lender to the Parent in accordance with the terms thereof in form and substance satisfactory to the Lender (the “Irrevocable Transfer Agent Instructions”). In the event that the Parent proposes to replace its transfer agent, the Parent shall provide, prior to the effective date of such replacement, a fully executed Irrevocable Transfer Agent Instructions in a form as initially delivered pursuant to this Agreement (including but not limited to the provision to irrevocably reserved ordinary shares of Common Stock in the Reserved Amount (as defined in the Note)) signed by the successor transfer agent to the Parent and the Parent. Prior to registration of the Conversion Shares under the 1933 Act or the date on which the Conversion Shares may be sold pursuant to Rule 144 without any restriction as to the number of Securities as of a particular date that can then be immediately sold, all such certificates shall bear a restrictive legend noting that such securities have not been registered and may not be transferred except in compliance with the 1933 Act. The Parent warrants that: (i) no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 6.16 will be given by the Parent to its transfer agent and that the Conversion Shares shall otherwise be freely transferable on the books and records of the Parent as and to the extent provided in this Agreement and the Note; (ii) it will not direct its transfer agent not to transfer or delay, impair, and/or hinder its transfer agent in transferring (or issuing)(electronically or in certificated form) any certificate for Conversion Shares to be issued to the Lender upon conversion of or otherwise pursuant to the Note as and when required by the Note and this Agreement; (iii) it will not fail to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend which under law may be removed (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any Conversion Shares issued to the Lender upon conversion of or otherwise pursuant to the Note and (iv) it will provide any required corporate resolutions and issuance approvals to its transfer agent within two (2) Business Days of each conversion of the Note. Nothing in this Section shall affect in any way the Lender’s obligations to comply with all applicable prospectus delivery requirements, if any, upon re-sale of the Conversion Shares. If the Lender provides the Parent with (i) an opinion of counsel in form, substance and scope customary for opinions in comparable transactions, to the effect that a public sale or transfer of such Conversion Shares may be made without registration under the 1933 Act and such sale or transfer is effected or (ii) the Lender provides reasonable assurances that the Conversion Shares can be sold pursuant to Rule 144, the Parent shall permit the transfer, and promptly instruct its transfer agent to issue one or more certificates, free from restrictive legend, in such name and in such denominations as specified by the Lender. The Parent acknowledges that a breach by it of its obligations hereunder may cause irreparable harm to the Lender, by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Parent acknowledges that the remedy at law for a breach of its obligations under this Section 6.16 may be inadequate and agrees, in the event of a breach or threatened breach by the Parent of the provisions of this Section, that the Lender shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate transfer, without the necessity of showing economic loss and without any bond or other security being required.

Section 6.17 MFN

If the Parent enters into any subsequent equity or equity linked financing (a “Subsequent Financing”) on terms more favorable, as determined by the Lender in its discretion, than the terms governing the Notes, then the Lender in its sole discretion may exchange any Note then held by it, valued at its principal amount, together with accrued but unpaid interest (which interest payments shall be payable, at the sole option of the Purchaser, in cash or in the form of the new securities to be issued in the Subsequent Financing), for the securities issued or to be issued in the Subsequent Financing. The Parent covenants and agrees to notify the Lender in writing of the terms and conditions of any such proposed Subsequent Financing as promptly as practicable, but in no event less than 10 days prior to such Subsequent Financing.

Article 7– Events of Default

Section 7.1 Events of Default

Each of the following shall constitute an “Event of Default” hereunder:

(i) Any Event of Default under and as defined in any Loan Document;

(ii) Borrower fails to make any payment of principal, interest or any other sum due and payable under any Loan Document within five (5) Business Days after the date such payment is due;

(iii) Borrower fails to perform or observe any covenant, agreement or duty contained in this Agreement or any other Loan Document, and such failure remains un-remedied for 10 Business Days after the Borrower first becomes aware, or should have, with reasonable diligence, been aware, of such default;

(iv) Any warranty, representation or other statement made or deemed to be made in this Agreement or in any Loan Document is false or misleading in any material respect;

(v) Any Borrower becomes insolvent or commences any Insolvency Proceeding;

(vi) Any Insolvency Proceeding is instituted against any Borrower and continues for sixty (60) days undismissed or undischarged;

(vii) One or more final orders, judgments or arbitration awards for (i) the payment of money aggregating in excess of $100,000 is or are outstanding against the Borrower, or (ii) nonmonetary relief or remedy which is reasonably likely to have a Material Adverse Effect, is entered, and any such order, judgment or award has not been discharged, bonded in full or stayed in all material respects;

(viii) The occurrence of any event which allows the acceleration of the maturity of any Indebtedness in excess of the amount of $100,000 of the Borrower on an aggregate basis; and

(ix) A Change of Control of any Borrower shall have occurred.

Section 7.2 Default Remedies

Upon the occurrence and during the continuance of an Event of Default (other than an event described in Section 7.1(v) or Section 7.1(vi) above), Lender may (i) terminate all rights, if any, of Borrower to obtain Draws hereunder, and thereupon, any such right shall terminate immediately, (ii) declare any or all the Draws to be due and payable, and thereupon, the principal of the Draws, together with accrued interest thereon and all fees and other Obligations shall become due and payable immediately, and (iii) immediately exercise any right, power or remedy permitted to Lender by law or any provision of this Agreement or any other Loan Document, in each case, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Borrower, including application of amounts set forth in the Controlled Account to the Obligations. Upon the occurrence of an Event of Default described in Section 7.1(v) or Section 7.1(vi) above, Borrower’s rights, if any, to obtain Draws hereunder shall automatically terminate and the principal of the Draws, together with accrued interest thereon and all fees and other Obligations shall automatically become due and payable without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Borrower.

Article 8 - General Provisions

Section 8.1 Notices

(a)	All communications under this Agreement or under the notes executed pursuant hereto shall be in writing and shall be sent by facsimile or by a nationally recognized overnight delivery service (i) if to Lender, at the address set forth below Lender’s signature to this Agreement, or at such other address as may have been furnished in writing to Borrower, by Lender; and (ii) if to Borrower, at the address set forth below Borrower’s signature to this Agreement, or at such other address as may have been furnished in writing to Lender by Borrower.

(b)	Any notice so addressed and sent by fax shall be deemed to be given when confirmed, and any notice sent by nationally recognized overnight delivery service shall be deemed to be given the next day after the same is delivered to such carrier.

Section 8.2 Costs and Expenses

Borrower agrees to pay all reasonable and documented costs and expenses incidental to or in connection with this Agreement or Loan Document, the enforcement of Lender’s rights in connection with any of the foregoing, any amendment, supplement or modification of this Agreement or any other Loan Document, whether any of the foregoing are incurred prior to or after maturity, the occurrence of an Event of Default, or the rendering of a judgment. Such costs shall include, but not be limited to, reasonable and documented fees of Lender’s counsel. The provisions of this Section shall survive the termination of this Agreement and the Loan Documents. Notwithstanding anything herein to the contrary, Borrower’s obligation to pay or reimburse Lender hereunder shall not exceed $7,500 with respect to any and all costs, services and expenses incidental to or arising in connection with the preparation, negotiation, arrangement, execution and/or delivery of this Agreement and the other Loan Documents.

Section 8.3 Survival, Successors and Assigns

All warranties, representations, and covenants made by Borrower herein or on any certificate or other instrument delivered by it or on its behalf under this Agreement shall be considered to have been relied upon by Lender and shall survive the funding of Draws regardless of any investigation made by Lender on its behalf. This Agreement shall inure to the benefit of and be binding upon the heirs, successors and assigns of each of the parties.

Section 8.4 Amendment and Waiver

All references to this Agreement shall also include all amendments, extensions, renewals, modifications, and substitutions thereto and thereof made in writing and executed by both Borrower and Lender. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of Borrower and Lender. No delay or failure or other course of conduct by Lender in the exercise of any power or right shall operate as a waiver nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right.

Section 8.5 Enforceability and Governing Law

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction, as to such jurisdiction, shall be inapplicable or ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. All of Lender’s rights and remedies, whether evidenced hereby or by any other Loan Document, shall be cumulative and may be exercised singularly or concurrently. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada (without giving effect to the conflict of laws rules thereof). Borrower agrees that any legal suit, action or proceeding arising out of or relating to this Agreement may be instituted exclusively in a state or federal court of appropriate subject matter jurisdiction in the State of Nevada, waives any objection which it may have now or hereafter to the venue of any suit, action or proceeding, and irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding.

Section 8.6 Confidentiality

The Borrower covenants and agrees that neither it nor any other person acting on its behalf has provided or will provide the Lender or any agents or counsel of the Lender with any information that the Borrower believes constitutes material non-public information. The Borrower understands and confirms that the Lender shall be relying on the foregoing representations in effecting transactions in securities of the Borrower. In the event of a breach of the foregoing covenant by the Borrower, or any of the Borrower’s Subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the Loan Documents, the Borrower shall publicly disclose any material, non-public information in a Form 6-K within five (5) Business Days of the date that it discloses such information to the Lender. In the event that the Borrower discloses any material, non-public information to the Lender and fails to publicly file a Form 6-K in accordance with the above, the Lender shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Borrower, the Borrower’s Subsidiaries, or any of its or their respective officers, directors, employees or agents. Without limiting the generality of the foregoing, within two (2) Business Days of the date hereof, the Borrower shall publicly file a Form 6-K disclosing any and all material non-public information concerning the Loan Documents and the transactions contemplated hereby. The Lender shall not have any liability to the Borrower, the Borrower’s Subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents, for any such disclosure.

Section 8.7 Joint and Several Obligations

The Obligations of each Borrower hereunder is joint and several with each other Borrower, and the Lender may enforce the Loan Documents and collect the Obligations from any Borrower at any time in its discretion.

Section 8.8 Headings

Article and Section headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Article and Section applies equally to this entire Agreement.

Section 8.9 Interpretation

Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Lender or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

Section 8.10 Severability of Provisions

Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

Section 8.11 Counterparts; Electronic Execution

This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by facsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile or email also shall deliver an original executed counterpart of this Agreement, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

Section 8.12 Revival and Reinstatement of Obligations

If the incurrence or payment of the Obligations by Borrower or the transfer to Lender of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a “Voidable Transfer”), and if Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Lender is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys’ fees of Lender related thereto, the liability of Borrower automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

Section 8.13 Integration

This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

Section 8.14 Waiver of Right to Trial by Jury

EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 8.15 Indemnity

Borrower shall indemnify Lender, Lender’s directors, officers, employees, agents, financial advisors, and consultants from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including without limitation fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against Lender in any litigation, proceeding or investigation instituted or conducted by any governmental agency or instrumentality or any other person or entity with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or any Loan Document, except to the extent that any of the foregoing arises out of the gross negligence or willful misconduct of Lender or such Person, as determined in a final, non-appealable judgment by a court of competent jurisdiction. The indemnities provided for in this Section shall survive the termination of this Agreement and the indefeasible payment of the Draws in full.

(Signature Pages Follow)

Each of the parties has signed this Agreement as of the date set forth in the preamble above.

BORROWER:

CORONA DIAGNOSTICS LLC

By:
Name:
Title:

TODOS MEDICAL USA

By:
Name:
Title:

TODOS MEDICAL LTD.

By:
Name:
Title:

[Receivables Financing Agreement]

LENDER:

TOLEDO ADVISORS L.L.C.

By:
Name:
Title:

Exhibit 2.2

Form of Note

Exhibit 2.2 to Receivables Financing Agreement

Exhibit 2.5

Form of Draw Request

[Date]

TOLEDO ADVISORS L.L.C.

641 5th Street

Lakewood, NJ 08701

Attention: Moshe Mueller

Re:	Draw Request

Ladies and Gentlemen:

This notice is being submitted pursuant to that certain Receivables Financing Agreement, dated as of June ___, 2020 (as such agreement may be supplemented, amended, extended or renewed, the “Financing Agreement”), by and Toledo Advisors L.L.C., a Nevada limited liability company (together with its successors, the “Lender”), and Corona Diagnostics LLC, a Nevada limited liability company (the “Testing Sub”), Todos Medical USA, a Nevada corporation (the “Holding Company”), and Todos Medical Ltd., an Israeli corporation (the “Parent” and jointly and severally with Testing Sub and the Holding Company, the “Borrower”). Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Financing Agreement.

1.	The Borrower hereby requests a Draw in the amount of ________ dollars and ____ cents ($_____.___);

2.	The Anticipated Margins to be earned from such Draw is $_________.___;

3.	The Borrower hereby certifies that the representations and warranties made by the Borrower as contained in the Financing Agreement are true and correct as of the date hereof;

4.	The Borrower hereby certifies that no Event of Default or event that, with the giving of notice or passage of time would constitute an Event of Default, has occurred;

5.	Both before and after giving effect to the Draw requested hereunder, the Borrower is and will be Solvent;

6.	No event has occurred or failed to occur that could reasonably be expected to result in a Material Adverse Effect;

7.	The Borrower has materially complied and are in compliance with all the terms, covenants and conditions of the Loan Documents which are binding upon them.

[signature page follows]

Exhibit 2.5 to Receivables Financing Agreement

This notice was completed by the undersigned as of the date first written above.

CORONA DIAGNOSTICS LLC

By:
Name:
Title:

TODOS MEDICAL USA

By:
Name:
Title:

TODOS MEDICAL LTD.

By:
Name:
Title:

Exhibit 2.5 to Receivables Financing Agreement

Exhibit 6.15

Piggy Back Rights

Until such time as the ordinary shares of the Parent issuable to the Lender either the conversion of any Note are freely transferable pursuant to Rule 144 of the Securities Act, the Parent shall grant the Lender piggyback registration rights with respect to the these shares. All of the Conversion Shares will be deemed “Registrable Securities” subject to the provisions of this Exhibit 6.15. All capitalized terms used but not defined in this Exhibit 6.15 shall have the meanings ascribed to such terms in the Receivables Financing Agreement to which this Exhibit is attached.

1. Piggy-Back Registration.

1.1 If at any time on or after the date of the Closing the Parent proposes to file any Registration Statement under the 1933 Act (a “Registration Statement”) with respect to any offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Parent for its own account or for shareholders of the Parent for their account (or by the Parent and by shareholders of the Parent), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan on Form S-8, (ii) for a dividend reinvestment plan or (iii) in connection with a merger or acquisition, then the Parent shall (x) give written notice of such proposed filing to the holders of Registrable Securities appearing on the books and records of the Parent as such a holder as soon as practicable but in no event less than ten (10) days before the anticipated filing date of the Registration Statement, which notice shall describe the amount and type of securities to be included in such Registration Statement, the intended method(s) of distribution, and the name of the proposed managing underwriter or underwriters, if any, of the offering, and (y) offer to the holders of Registrable Securities in such notice the opportunity to register the sale of such number of Registrable Securities as such holders may request in writing within three (3) days following receipt of such notice (a “Piggy-Back Registration”). The Parent shall cause such Registrable Securities to be included in such registration and shall cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the Parent and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All holders of Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an underwriter or underwriters shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such Piggy-Back Registration.

1.2 Any holder of Registrable Securities may elect to withdraw such holder’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Parent of such request to withdraw prior to the effectiveness of the Registration Statement. The Parent (whether on its own determination or as the result of a withdrawal by persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement at any time prior to the effectiveness of such Registration Statement. Notwithstanding any such withdrawal, the Parent shall pay all expenses incurred by the holders of Registrable Securities in connection with such Piggy-Back Registration as provided in Section 1.5 below.

1.3 The Parent shall notify the holders of Registrable Securities at any time when a prospectus relating to such holder’s Registrable Securities is required to be delivered under the 1933 Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. At the request of such holder, the Parent shall also prepare, file and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of the Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. The holders of Registrable Securities shall not to offer or sell any Registrable Securities covered by the Registration Statement after receipt of such notification until the receipt of such supplement or amendment.

1.4 The Parent may request a holder of Registrable Securities to furnish the Parent such information with respect to such holder and such holder’s proposed distribution of the Registrable Securities pursuant to the Registration Statement as the Parent may from time to time reasonably request in writing or as shall be required by law or by the SEC in connection therewith, and such holders shall furnish the Parent with such information.

1.5 All fees and expenses incident to the performance of or compliance with this Exhibit 6.15 by the Parent shall be borne by the Parent whether or not any Registrable Securities are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses of the Parent’s counsel and independent registered public accountants) (A) with respect to filings made with the SEC, (B) with respect to filings required to be made with any trading market on which the Common Stock is then listed for trading, (C) in compliance with applicable state securities or Blue Sky laws reasonably agreed to by the Parent in writing (including, without limitation, fees and disbursements of counsel for the Parent in connection with Blue Sky qualifications or exemptions of the Registrable Securities) and (D) with respect to any filing that may be required to be made by any broker through which a holder of Registrable Securities intends to make sales of Registrable Securities with the FINRA, (ii) printing expenses, (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Parent, (v) 1933 Act liability insurance, if the Parent so desires such insurance, and (vi) fees and expenses of all other persons or entities retained by the Parent in connection with the consummation of the transactions contemplated by this Exhibit 6.15. In addition, the Parent shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Parent be responsible for any broker or similar commissions of any holder of Registrable Securities.

1.6 The Parent and its successors and assigns shall indemnify and hold harmless the Lender, each holder of Registrable Securities, the officers, directors, members, partners, agents and employees (and any other individuals or entities with a functionally equivalent role of a person holding such titles, notwithstanding a lack of such title or any other title) of each of them, each individual or entity who controls the Lender or any such holder of Registrable Securities (within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act) and the officers, directors, members, stockholders, partners, agents and employees (and any other individuals or entities with a functionally equivalent role of a person holding such titles, notwithstanding a lack of such title or any other title) of each such controlling individual or entity (each, an “Indemnified Party”), to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of or relating to (1) any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any related prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any such prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (2) any violation or alleged violation by the Parent of the 1933 Act, the 1934 Act or any state securities law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Exhibit 6.15, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based upon information regarding the Lender or such holder of Registrable Securities furnished to the Parent by such party for use therein. The Parent shall notify the Lender and each holder of Registrable Securities promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Exhibit 6.15 of which the Parent is aware.

1.7 If the indemnification under Section 1.6 is unavailable to an Indemnified Party or insufficient to hold an Indemnified Party harmless for any Losses, then the Parent shall contribute to the amount paid or payable by such Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Parent and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of the Parent and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, the Parent or the Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any reasonable attorneys’ or other fees or expenses incurred by such party in connection with any proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in Section 1.6 was available to such party in accordance with its terms. It is agreed that it would not be just and equitable if contribution pursuant to this Section 1.7 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding sentence. Notwithstanding the provisions of this Section 1.7, neither the Lender nor any holder of Registrable Securities shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such party from the sale of all of their Registrable Securities pursuant to such Registration Statement or related prospectus exceeds the amount of any damages that such party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.